SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 25, 2003

CYTATION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-5388	16-0961436
(Commission File Number)	(I.R.S. Employer Identification Number)

251 Thames Street, No. 8, Bristol, RI	02809
(Address of Principal Executive Offices)	(Zip Code)

(401) 254-8800
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

On March 21, 2003, the Board of Directors of the Company declared a stock dividend in shares of American Radio Empire, Inc., a privately held corporation in the business of acquiring and operating small market radio stations ("ARE"). Pursuant to the resolution of the Company's Board of Directors, one share of ARE common stock will be distributed for each one share of the Company's common stock owned by the Company's stockholders of record on April 7, 2003. The "pay date", or the date of the distribution of the ARE shares, will be approximately three business days after ARE's registration statement to be filed with the Securities and Exchange Commission has been declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              CYTATION CORPORATION

                                                            /s/ Richard A. Fisher
                                                            Name:  Richard A. Fisher
                                                            Title:    Chairman

DATE: March 25, 2003